Exhibit 15
                                                              -----------



November 13, 2000


Securities and Exchange Commission
450 Fifth Street
Washington, DC  20549


Commissioners:

We are aware that our report dated November 13, 2000 on our review of interim financial information of Honeywell
International Inc. (the "Company") as of and for the period ended September 30, 2000 and included in Honeywell's quarterly report on form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration Statements on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 33-60261, 333-57509, 333-57515, 333-57517,
333-57519, 333-83511, 333-88141, 333-31370, 333-34764 and 333-49280), on
Forms S-3 (Nos. 33-14071, 33-55425, 33-64245, 333-22355, 333-49455,
333-68847, 333-74075, 333-86157, 333-34760 and 333-45466), on
Form S-4 (No. 333-82049) and in General Electric Company's Registration Statement on Form S-4 dated November 13, 2000.

Very truly yours,



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP